Exhibit 21.1
INDUSTRIAL LOGISTICS PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
Alpha BT LLC	Maryland
Hawaii MMGD LLC	Maryland
Hawaii Phoenix Properties LLC	Maryland
Higgins Properties LLC	Delaware
ILPT Albany LLC	Delaware
ILPT Asheville LLC	Delaware
ILPT Avon LLC	Maryland
ILPT Baton Rouge LLC	Delaware
ILPT Bemidji LLC	Delaware
ILPT Burlington LLC	Delaware
ILPT Chesterfield LLC	Delaware
ILPT Chillicothe LLC	Delaware
ILPT Denver LLC	Delaware
ILPT Fernley LLC	Delaware
ILPT Florida LLC	Maryland
ILPT Fort Smith LLC	Delaware
ILPT Fund Member Trust	Maryland
ILPT Harvey LLC	Delaware
ILPT ID Colorado Springs LLC	Delaware
ILPT Joplin LLC	Delaware
ILPT Kalamazoo LLC	Delaware
ILPT KYIN LLC	Maryland
ILPT Lafayette LLC	Delaware
ILPT Lincoln LLC	Delaware
ILPT Mahwah LLC	Maryland
ILPT McAlester LLC	Delaware
ILPT Minot LLC	Delaware
ILPT Murfreesboro LLC	Delaware
ILPT Newton Iowa LLC	Maryland
ILPT North East LLC	Delaware
ILPT Obetz LLC	Delaware
ILPT Orange Township LLC	Delaware
ILPT Orville Properties LLC	Delaware
ILPT Pocatello LLC	Delaware
ILPT Properties LLC	Maryland
ILPT Pueblo LLC	Delaware
ILPT Rock Hill LLC	Delaware
ILPT Rockford (American) LLC	Delaware
ILPT Salt Lake City LLC	Delaware
ILPT South Point LLC	Delaware
ILPT Spartanburg LLC	Delaware
ILPT TN LLC	Maryland
ILPT Tower LLC	Maryland
ILPT Trails Road LLC	Maryland
ILPT TSM Properties LLC	Delaware
ILPT Windsor LLC	Maryland
ILPT Virginia LLC	Maryland
LTMAC Properties LLC	Delaware
Masters Properties LLC	Delaware
RFRI Properties LLC	Delaware
Robin 1 Properties LLC	Delaware
Tanaka Properties LLC	Delaware
TedCal Properties LLC	Delaware
The Industrial Fund Ankeny LLC	Delaware
The Industrial Fund LLC	Delaware
The Industrial Fund Member LLC	Delaware
The Industrial Fund MS LLC	Delaware
The Industrial Fund PA LLC	Delaware
The Industrial Fund REIT Inc.	Maryland
The Industrial Fund Ruskin Holdings REIT	Maryland
The Industrial Fund Ruskin LLC	Delaware
The Industrial Fund St. Louis LLC	Delaware
Z&A Properties LLC	Delaware